Li Hongwei , Zhang Chuchu , Chen Xiujuan , Zhang Guowei

and

Huixin Zhiying (Hangzhou) Technology Co., Ltd.
Of
Shareholder Rights Entrustment Agreement

Party A	Li Hongwei , Zhang Chuchu , Chen Xiujuan , Zhang Guowei
Party B	Huixin Zhiying (Hangzhou) Technology Co., Ltd.

November 2022

In [Hangzhou City, Zhejiang Province] on [Nov. 21, 2022] by the following parties :

Party A (entrusting party):

Party A 1: Li Hongwei

ID number: 330183198711224131

Address: No. 189, Xinyi Village, Huyuan Township, Fuyang District, Hangzhou

Party A 2: Zhang Chuchu

ID number: 33072719970827322X

Address: No. 438, Group 19, Gulin Village, Gulin Town, Haishu District, Ningbo City

Party A 3: Chen Xiujuan

ID number: 330621197410112324

Address: Room 502, Building 24, Yinchun Xinyuan, Gaobu Town, Yuecheng District, Shaoxing City

Party A 4: Zhang Guowei

ID number: 330183198603062518

Address: No. 62, Miaoxiafan, Zhangcun Village, Dazhang Village, Changlu Town, Fuyang District, Hangzhou City

" Party A 1", " Party A 2" , " Party A 3 " and " Party A 4 " are collectively referred to as "Party A", namely the "Entrusting Party".

Party B (trustee): Huixin Zhiying (Hangzhou) Technology Co., Ltd.

Legal representative: Zhang Guowei

Unified Social Credit Code: 91330183MAC2TG7B7Q

Registered address: Room 401, 4th Floor, No. 1-10, Chuangyi Road, Yinhu Street, Fuyang District, Hangzhou City, Zhejiang Province

Given:

1. Party A is a natural person with full capacity for civil conduct and full capacity for civil liability according to the laws of the People's Republic of China, and holds 100% equity of the target company; Party B is a limited liability company registered and established in accordance with the laws of the People's Republic of China company.

2. [Zhejiang Jingbo Ecological Technology Co., Ltd.] (hereinafter referred to as the "target company") is a limited liability company registered and established in accordance with the laws of the People's Republic of China and validly existing, with a registered capital of [60million] RMB and a unified social credit code : [91330103MA2H1FWW8Q].

3. Party A intends to entrust the personnel designated by Party B to exercise all its shareholder rights in the target company, and Party B agrees to accept such entrustment.

Accordingly, in accordance with the laws and regulations

of China, the parties to the agreement have reached the following terms through friendly consultations based on the principle of equality and mutual benefit for mutual compliance:

Article 1 Consignment Contents

Party A hereby agrees and irrevocably entrusts the entity or individual designated by Party B to represent it at the shareholder meeting of the target company to exercise all shareholder rights stipulated by Chinese laws and the company's articles of association. Party B agrees to accept the entrustment. The aforementioned entrusted rights include but are not limited to :

1.1 As a representative of Party A, convene, attend, and preside over the shareholders' meeting at the target company's shareholders' meeting, and vote on all resolutions of the shareholders' meeting stipulated by Chinese laws and the company's articles of association;

1.2 Transfer, pledge or dispose of all equity interests in the target company held by Party A or set encumbrances on its equity interests;

1.3 Receive dividends from shareholders;

1.4 Participate in adjudication procedures related to shareholders' rights as an agent ad litem specially authorized by Party A or come forward to resolve disputes related to Party A's shareholders' rights;

1.5 Sign and execute all legal documents related to Party A's shareholders' rights;

1.6 and other matters related to shareholder rights.

Article 2 Exercising and delegation of entrusted rights

Party B has the right to designate an entity or individual at any time to exercise the entrustment rights stipulated in Article 1 according to its own judgment without the need for Party A's approval or ratification, and Party B has the right to notify Party A to replace the designated entity or individual at any time, and Party A shall cooperate to issue Corresponding power of attorney and other documents.

Article 3 Party A confirms that no matter how the equity structure of the target company changes, it will entrust the shareholder rights of the target company held by it to the entity or individual designated by Party B to exercise in accordance with this agreement.

Article 4 Entrustment period

Entrustment period: from the effective date of this agreement to the earlier of the following dates:

4.1 The date on which Party B requests in writing to terminate the entrustment;

4.2 The date when all assets and qualifications of the target company have been transferred to Party B or the entity or individual designated by Party B.

Article 5 Effectiveness of Entrusted Acts

All acts performed by Party B due to the performance of the entrusted duties stipulated in this agreement shall be

regarded as the acts of Party A, and all documents signed shall be deemed to be signed by Party A. Party A hereby confirms and approves the relevant acts of Party B and undertakes the corresponding acts as a result of.

Article 6 Early Termination

During the entrustment period, Party A shall not unilaterally terminate or cancel this agreement, but Party B has the right to terminate this agreement by sending a written notice 10 (ten) working days in advance, and Party A shall cooperate to perform the necessary procedures and sign the corresponding documents (if any).

Article 7 Non-transferable

Unless with the prior written consent of Party B, Party A shall not transfer all or part of the rights and obligations under this Agreement to a third party; with the consent of Party A, Party B may transfer all or part of the rights and obligations under this Agreement to a third party and Party A's permission is not required.

Article 8 Confidentiality Clause

Without the request of the judiciary or government department or the prior written consent of Party B, the parties to the agreement shall ensure that they and their employees or representatives who have the right to contact and understand the terms of this agreement, and the cooperating parties shall keep

the content of this agreement, the existence of this agreement and the entrusted relationship between the two parties confidential. , otherwise the breaching party shall bear the corresponding legal responsibility. The confidentiality obligations stipulated in this agreement are still valid after the termination of this agreement.

Article 9 Liability for breach of contract

During the term of this agreement, any party who violates any clause of this agreement shall be deemed as a breach of contract, and the breaching party shall bear the losses caused to the observant party.

Article 10 Severability Clause

If any provision of this Agreement is invalid or unenforceable due to the provisions of laws and regulations, this provision shall be invalid, but the validity of the remaining other provisions shall not be affected. If the authorization or exercise of Article 1 of this agreement cannot be fully realized for any reason, both parties should immediately seek the closest alternative, and when necessary, sign a supplementary agreement or adjust the terms of this agreement to ensure that the purpose of this agreement can be achieved .

Article 11 No Waiver Clause

Any failure or delay by either party in exercising its rights under this Agreement shall not constitute a waiver of such

rights.

Article 12 Applicable law

The signing, validity, understanding and implementation of this agreement, as well as the settlement of disputes, are applicable to the relevant laws and regulations of the mainland of the People's Republic of China.

Article 13 Dispute Resolution

Any disputes, disputes or claims arising out of or related to this Agreement or the performance, interpretation, breach, termination or effectiveness of this Agreement shall be resolved through friendly negotiation between the two parties. If the negotiation fails, both parties agree to submit the relevant dispute to the court where this agreement is signed for settlement.

While the dispute is being resolved, both parties shall continue to implement this Agreement in all other respects except for the matters in dispute.

Article 14 Contract Validity and Others

This agreement will come into effect on the date of signing or stamping by both parties. This agreement is made in five copies, with Party A 1, Party A 2, Party A 3, Party A 4, and Party B each holding one copy, all of which have the same legal effect.

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Party A (signature & printing): Party B (seal):

A1:______________

Li Hongwei

A2:______________

Zhang Chuchu

A3:______________

Chen Xiujuan

A4:______________

Zhang Guowei

____

Huixin Zhiying (Hangzhou) Technology Co., Ltd.